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                                                                    EXHIBIT 23.1

                      CONSENT OF KELLEY DRYE & WARREN LLP

          We hereby consent to the description of our opinion and to the reference to our firm under the caption "Certain United States Federal Income Tax Considerations" and to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of Amendment No. 1 to the Registration Statement on Form S-4 of KMC Telecom Holdings, Inc. and KMC Telecom Financing Inc. (Registration No. 333-91237 and 333-91237-01), and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                    /s/ KELLEY DRYE & WARREN LLP

November 30, 1999
New York, New York